1 Mark Rohr, Chairman and Chief Executive Officer Steven Sterin, Senior Vice President and Chief Financial Officer Celanese Q1 2013 Earnings Thursday, April 18, 2013 Conference Call / Webcast Friday, April 19, 2013 10:00 a.m. EDT EX 99.2

2 Change in accounting policy regarding pension and other postretirement benefits Effective January 1, 2013, we elected to change our policy for recognizing actuarial gains and losses and the change in fair value of plan assets for our defined benefit pension plans and other postretirement benefit plans. We now immediately recognize the change in fair value of plan assets and net actuarial gains and losses annually in the fourth quarter of each fiscal year and whenever a plan is determined to qualify for a re-measurement during a fiscal year. The remaining components of our net periodic benefit cost are recorded on a quarterly basis. In connection with the changes in accounting policy for pension and other postretirement benefits and to properly match the actual operational expenses each business segment is incurring, we changed our allocation of net periodic benefit cost. We now allocate only the service cost and amortization of prior service cost components of our pension and postretirement plans to each business segment on a ratable basis. All other components of net periodic benefit cost (interest cost, estimated return on assets and net actuarial gains and losses) are recorded to Other Activities as these components are considered financing activities managed at the corporate level. Financial information for prior periods has been retrospectively adjusted. Forward-Looking Statements This presentation, and public statements made in connection with this presentation, may contain “forward-looking statements,” which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in this release. These risks and uncertainties include, among other things: changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate; the length and depth of product and industry business cycles, particularly in the automotive, electrical, electronics and construction industries; changes in the price and availability of raw materials, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources; the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases; the ability to maintain plant utilization rates and to implement planned capacity additions and expansions; the ability to improve productivity by implementing technological improvements to existing plants; increased price competition and the introduction of competing products by other companies; market acceptance of our technology; the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to the company; changes in the degree of intellectual property and other legal protection afforded to our products or technology, or the theft of such intellectual property; compliance and other costs and potential disruption or interruption of production or operations due to accidents, cyber security incidents, terrorism or political unrest or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, including the occurrence of acts of war or terrorist incidents or as a result of weather or natural disasters; potential liability for remedial actions and increased costs under existing or future environmental regulations, including those relating to climate change; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate; changes in currency exchange rates and interest rates; our level of indebtedness, which could diminish our ability to raise additional capital to fund operations or limit our ability to react to changes in the economy or the chemicals industry; and various other factors discussed from time to time in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Results Unaudited The results presented in this release, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

3 Non-US GAAP Financial Information Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP This presentation reflects the following performance measures: adjusted EBIT, operating EBITDA, adjusted earnings per share, net debt and adjusted free cash flow as non-U.S. GAAP measures. These measurements are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for adjusted EBIT and operating EBITDA is net earnings (loss); for adjusted earnings per share is earnings per common share-diluted; for net debt is total debt; and for adjusted free cash flow is cash flow from operations. Use of Non-U.S. GAAP Financial Information  Adjusted EBIT is defined by the company as net earnings (loss) less interest income plus loss (earnings) from discontinued operations, interest expense and taxes, and further adjusted for other charges and other adjustments. We believe that adjusted EBIT is more reflective of our operations as it provides transparency to investors and enhances period-to-period comparability of our operations and financial performance. Our management believes adjusted EBIT is an important measure of our operating performance because it allows management, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of unusual, non-operational or restructuring-related activities that affect comparability. Our management recognizes that adjusted EBIT has inherent limitations because of the excluded items. Adjusted EBIT is one of the measures management uses for its planning and budgeting process to monitor and evaluate financial and operating results and for the company's incentive compensation plan. We may provide guidance on adjusted EBIT and are unable to reconcile forecasted adjusted EBIT to a U.S. GAAP financial measure because a forecast of other charges and other adjustments is not practical. Adjusted EBIT by business segment may also be referred to by management as segment income. Adjusted EBIT margin is defined by the company as adjusted EBIT divided by net sales.  Operating EBITDA is defined by the company as net earnings (loss) less interest income plus loss (earnings) from discontinued operations, interest expense, taxes, and depreciation and amortization, and further adjusted for other charges and other adjustments. Operating EBITDA is equal to adjusted EBIT plus depreciation and amortization, and has the same uses and limitations as adjusted EBIT described above.  Adjusted earnings per share is a measure used by management to measure performance. It is defined by the company as earnings (loss) from continuing operations, adjusted for other charges and other adjustments, and divided by the number of basic common shares, convertible preferred shares and dilutive restricted stock units and stock options calculated using the treasury method. We may provide guidance on an adjusted earnings per share basis and are unable to reconcile forecasted adjusted earnings per share to a U.S. GAAP financial measure without unreasonable effort because a forecast of other charges and other adjustments is not practical. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. Note: The income tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year. This range may include certain partial or full-year forecasted tax opportunities, where applicable, and specifically excludes changes in uncertain tax positions, discrete items and other material items adjusted out of our U.S. GAAP earnings for adjusted earnings per share purposes, and changes in management's assessments regarding the ability to real ize deferred tax assets. We analyze this rate quarterly and adjust if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ from the tax rate used for U.S. GAAP reporting in any given reporting period. It is not practical to reconcile our prospective adjusted tax rate to the actual U.S. GAAP tax rate in any given future period.  Net debt is defined by the company as total debt less cash and cash equivalents. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's capital structure. Our management and credit analysts use net debt to evaluate the company's capital structure and assess credit quality.  Adjusted free cash flow is defined by the company as cash flow from operations less other productive asset purchases, operating cash from discontinued operations and certain other charges and other adjustments. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company’s cash flow. Our management and credit analysts use adjusted free cash flow to eva luate the company’s liquidity and assess credit quality. Although we use adjusted free cash flow as a financial measure to assess the performance of our business, the use of adjusted free cash flow has important limitations, including that adjusted free cash flow does not reflect the cash requirements necessary to service our indebtedness, lease obligations, unconditional purchase obligations or pension and postretirement funding obligations.

4 Mark Rohr Chairman and Chief Executive Officer

5 Improved transparency and consistency Note: *For additional details and adjusted historical data pertaining to mark-to-market accounting, please refer to the company’s current report on Form 8-K furnished to the SEC on April 2, 2013 available at www.celanese.com under the Investor Relations section. Plans refer to pension and other postretirement benefit (“OPEB”) plans ► Adopted mark-to-market ("MTM") pension accounting*: Recognize gains and losses related to the plans’* investments and interest rate changes in the year they occur, rather than amortizing over future periods ► Expect quarterly dividends from our China acetate ventures rather than annual dividends

6 Long-term Strategic Activities ► Signed a Memorandum of Understanding (MOU) with Pertamina ► Intend to establish a JV with CE majority share ► CE would license its leading TCX® Technology to the venture ► Expect to complete this phase of MOU by end of 2013 Indonesia fuel ethanol ► Unit mechanically complete ► Actively working with customers to commercialize ► Commercial sales expected in third and fourth quarters of this year ► Expect to divert merchant acid volume resulting in elevated acid capacity utilization Nanjing industrial ethanol ► Completed design ► Began ordering long lead-time equipment ► Timeline consistent with being operational by mid-2015 ► Confident in ability to secure environmental credits ► Finalizing structure and agreement with potential partner Clear Lake methanol

7 ► 44% YoY* and 54% QoQ* growth of adjusted EPS including Acetate dividend of $24 million ► Adjusted EBIT margins of 16.8% ► Operating cash flow of $147 million and adjusted free cash flow of $64 million Celanese Corporation Q1 2013 Highlights Q1 2012** $0.79 Q4 2012** $0.74 Q1 2013 $1.14 Adjusted EPS $1,633 $1,501 $1,605 12.0% 12.5% 16.8% 0% 10% 20% 30% $0 $600 $1,200 $1,800 Q1 2012 Q4 2012 Q1 2013 Q1 Performance Net Sales (in millions) Adjusted EBIT margin Factors Affecting Net Sales Changes -2% 0% 0% 0% -2% 7% -1% 1% 1% 6% Volume Price Currency Other Total QoQ* YoY* Note: *QoQ represents Q1 2013 as compared to Q4 2012; YoY represents Q1 2013 compared to Q1 2012. **Adjusted to include MTM pension impact. For additional details and adjusted historical data, please refer to the company’s current report on Form 8-K furnished to the SEC on April 2, 2013 available at www.celanese.com under the Investor Relations section.

8 QoQ adjusted EBIT highlights ► Increased auto applications more than offset ongoing weakness in European auto builds ► Favorable product mix, higher medical applications ► Raw materials slightly favorable ► Lower affiliate earnings due to lower MTBE pricing in Ibn Sina Q1 Performance Factors Affecting Net Sales Changes Advanced Engineered Materials 4% 0% 0% 4% 0% 10% 0% 1% 3% 6% Volume Price Currency Other Total YoY adjusted EBIT highlights ► Increased auto applications more than offset ongoing weakness in European auto builds ► Improved product mix, higher medical applications QoQ YoY $317 $299 $329 22.1% 20.7% 23.7% 0% 10% 20% 30% 40% $0 $100 $200 $300 $400 Q1 2012 Q4 2012 Q1 2013 Net Sales (in millions) Adjusted EBIT margin

9 QoQ adjusted EBIT highlights ► $24 million in cash dividends from China acetate ventures ► Operational reliability and higher pricing more than offset higher raw material costs ► Ceased production at Spondon lowering energy and operating costs Consumer Specialties Q1 Performance Factors Affecting Net Sales Changes 12% 0% 0% 7% 5% 5% 0% 0% 5% 0% Volume Price Currency Other Total YoY adjusted EBIT highlights ► $24 million in cash dividends from China acetate ventures ► Continued strong demand in Acetate business ► Ceased production at Spondon lowering energy and operating costs ► Acetate production interruption in first quarter of 2012 did not occur in 2013 QoQ YoY $264 $281 $295 22.0% 27.8% 36.6% 0% 15% 30% 45% $0 $100 $200 $300 Q1 2012 Q4 2012 Q1 2013 Net Sales (in millions) Adjusted EBIT margin

10 QoQ adjusted EBIT highlights ► Seasonal trends in Emulsions in Europe and North America ► Raw materials stable ► Continued poor photovoltaic demand for some EVA products Industrial Specialties Q1 Performance Factors Affecting Net Sales Changes -7% 0% 0% -4% -3% 15% 0% 1% 0% 14% Volume Price Currency Other Total YoY adjusted EBIT highlights ► Lower Emulsions demand in North America and Europe partially offset by stronger demand in Asia for VAE applications ► Lower demand for photovoltaic applications in EVA and lower raw materials, primarily ethylene, in Emulsions QoQ YoY $309 $251 $288 7.1% 2.4% 5.6% -3% 2% 7% 12% $0 $100 $200 $300 Q1 2012 Q4 2012 Q1 2013 Net Sales (in millions) Adjusted EBIT margin

11 QoQ adjusted EBIT highlights ► Improved demand for acetic acid and downstream derivatives in North America and Asia outside of China ► Demand in China lower due to the timing of Chinese New Year Acetyl Intermediates Q1 Performance Factors Affecting Net Sales Changes -5% 0% 0% -1% -4% 5% 0% 1% -1% 5% Volume Price Currency Other Total YoY adjusted EBIT highlights ► Global demand for acetyl products and downstream derivatives remained weak ► Expanded adjusted EBIT margins on cost efficiencies and lower raw material costs QoQ YoY $852 $773 $808 7.6% 8.9% 9.8% 0% 4% 8% 12% $0 $300 $600 $900 Q1 2012 Q4 2012 Q1 2013 Net Sales (in millions) Adjusted EBIT margin

12 Innovation success Electronics Automotive ► Initial application around the compact camera module on existing platform ► Expanded to a handful of applications on the new platform rolling out this summer ► Opportunity beyond smartphones in other electronic devices ► Polymer chemistry combined with material engineering capabilities ► Significant increase of CE applications in the redesign of GM's light duty truck platform These innovation initiatives allow CE to deliver growth

13 April: Outlook for 2013 Segment Income outlook Celanese • Continue to drive productivity programs Advanced Engineered Materials • Base business growth due to breath of portfolio, despite weakness in European auto build • Offset by timing of turnarounds at affiliates Consumer Specialties • Ceased production at Spondon • Expansion at China acetate venture in Nantong Industrial Specialties • Increased adoption of VAE in paints in China • Continued weak demand in EVA photovoltaic application Acetyl Intermediates • Current demand conditions to continue as global GDP remains soft • Nanjing industrial ethanol on-track and commercial sales expected in third and fourth quarter Higher vs. 2012 Flat vs. 2012 Working to achieve 12-14% adjusted earnings growth in 2013

14 Steven Sterin Senior Vice President and Chief Financial Officer

15 Track record of strong cash flow generation $215 $147 $112 $64 Q1 2012 Q1 2013 Cash Flow from Operations Adjusted Free Cash Flow Adjusted Free Cash Flow (off Operating EBITDA base) in millions Cash Taxes $175 - $225 Capital Expenditures $375 - $400 Reserve Spending $0 - $50 Net Interest $180 - $190 Pension/OPEB $75 - $125 Change in TWC $50 - $100 (in millions) 2013 Adjusted Free Cash Outflows ► Q1 2012: ► Lower working capital requirements due to destocking in Europe and Asia ► Operating cash flow included a nonrecurring special cash dividend from one of our Asian affiliates ► Q1 2013 ► Received a $24 million quarterly dividend from our China acetate ventures

16 Improved credit profile and continue to return cash to shareholders ► Reduced net debt to just below $2.1 billion as of March 31, 2013, second lowest quarterly level in eight years ► Improved net debt leverage and interest coverage ratios 2009 2010 2011 2012 ► Steadily increased our dividend at >20% CAGR ► ~$400 million remaining share repurchase authorization Improved Credit Profile Dividend Growth 3.9x 5.4x 6.2x 6.8x 7.3x 2.8x 2.3x 1.7x 1.7x 1.6x 0x 2x 4x 6x 8x Operating EBITDA/ Interest Expense Net Debt/ Operating EBITDA

17 Tax rate discussion Q1 2012 -61% Q1 2013 35% Effective US GAAP tax rate ► Q1 2012 tax benefit driven by recognition of $142 million of foreign tax credit ► Q1 2013 higher proportion of earnings in United States with high statutory rates ► Expect adjusted tax rate of 19% for 2013 Q1 2012 17% Q1 2013 19% Adjusted EPS tax rate

18 Appendix

Reconciliation of Consolidated Net Earnings (Loss) to Adjusted EBIT and Operating EBITDA - Non U.S. GAAP Measures - Unaudited

Celanese

	Three Months Ended March 31, 2013	Three Months Ended December 31, 2012	Three Months Ended March 31, 2012	LTM [1] 2013	Year Ended December 31, 2012 As Adjusted	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
	(In $ millions)							
Net earnings (loss)	142	(169)	193	321	372	427	312	403
(Earnings) loss from discontinued operations	(1)	2	—	3	4	(1)	49	(4)
Interest income	—	(1)	(1)	(1)	(2)	(3)	(7)	(8)
Interest expense	43	51	45	183	185	221	204	207
Refinancing expense	—	3	—	3	3	3	16	—
Income tax provision (benefit)	77	(96)	(73)	95	(55)	41	72	(294)
Other charges (gains), net [2]	4	13	—	18	14	48	46	136
Other adjustments [2]	4	385	32	413	441	357	151	85
Adjusted EBIT	269	188	196	1,035	962	1,093	843	525
Depreciation and amortization expense [3]	76	79	72	304	300	287	258	290
Operating EBITDA	345	267	268	1,339	1,262	1,380	1,101	815
Operating EBITDA / Interest Expense				7.3	6.8	6.2	5.4	3.9

	Three Months Ended March 31, 2013	Three Months Ended December 31, 2012	Three Months Ended March 31, 2012	LTM [1] 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
	(In $ millions)							
Advanced Engineered Materials	—	—	—	—	—	3	4	1
Consumer Specialties	—	2	—	6	6	8	5	—
Industrial Specialties	—	—	2	—	2	—	—	5
Acetyl Intermediates	—	—	—	—	—	—	20	12
Other Activities [4]	—	—	—	—	—	—	—	—
Accelerated depreciation and amortization expense	—	2	2	6	8	11	29	18
Depreciation and amortization expense [3]	76	79	72	304	300	287	258	290
Total depreciation and amortization expense	76	81	74	310	308	298	287	308

(1) Last twelve months as of March 31, 2013.

(2) See Other charges and Other adjustments reconciliation for details.

(3) Excludes accelerated depreciation and amortization expense as detailed in the table above and included in Other adjustments above.

(4) Other Activities includes corporate selling, general and administrative expenses and the results from captive insurance companies.

19

Segment Data and Reconciliation of Operating Profit (Loss) to Adjusted EBIT and Operating EBITDA - Non-U.S. GAAP Measures - Unaudited

Celanese

	March 31, 2013		December 31, 2012		March 31, 2012	
			Three Months Ended			
			As Adjusted			
			(In $ millions)			
Net Sales						
Advanced Engineered Materials	329		299		317	
Consumer Specialties	295		281		264	
Industrial Specialties	288		251		309	
Acetyl Intermediates	808		773		852	
Other Activities [1]	—		—		—	
Intersegment eliminations	(115)		(103)		(109)	
Total	1,605		1,501		1,633	
Operating Profit (Loss) / Operating Margin [2]						
Advanced Engineered Materials	36	10.9%	4	1.3%	24	7.6%
Consumer Specialties	78	26.4%	62	22.1%	40	15.2%
Industrial Specialties	15	5.2%	6	2.4%	20	6.5%
Acetyl Intermediates	75	9.3%	66	8.5%	62	7.3%
Other Activities [1]	(20)		(428)		(35)	
Total	184	11.5%	(290)	-19.3%	111	6.8%
Equity Earnings, Cost - Dividend Income and Other Income (Expense)						
Advanced Engineered Materials	40		47		43	
Consumer Specialties	26		5		1	
Industrial Specialties	—		—		—	
Acetyl Intermediates	3		8		1	
Other Activities [1]	8		20		8	
Total	77		80		53	
Other Charges and Other Adjustments [3]						
Advanced Engineered Materials	2		11		3	
Consumer Specialties	4		11		17	
Industrial Specialties	1		—		2	
Acetyl Intermediates	1		(5)		2	
Other Activities [1]	—		381		8	
Total	8		398		32	
Adjusted EBIT / Adjusted EBIT Margin [2]						
Advanced Engineered Materials	78	23.7%	62	20.7%	70	22.1%
Consumer Specialties	108	36.6%	78	27.8%	58	22.0%
Industrial Specialties	16	5.6%	6	2.4%	22	7.1%
Acetyl Intermediates	79	9.8%	69	8.9%	65	7.6%
Other Activities [1]	(12)		(27)		(19)	
Total	269	16.8%	188	12.5%	196	12.0%
Depreciation and Amortization Expense [4]						
Advanced Engineered Materials	29		29		27	
Consumer Specialties	10		10		9	
Industrial Specialties	12		14		13	
Acetyl Intermediates	21		21		20	
Other Activities [1]	4		5		3	
Total	76		79		72	
Operating EBITDA						
Advanced Engineered Materials	107		91		97	
Consumer Specialties	118		88		67	
Industrial Specialties	28		20		35	
Acetyl Intermediates	100		90		85	
Other Activities [1]	(8)		(22)		(16)	
Total	345		267		268	

(1) Other Activities includes corporate selling, general and administrative expenses and the results from captive insurance companies.

(2) Defined as operating profit (loss) and adjusted EBIT, respectively, divided by net sales.

(3) See Other charges and Other adjustments reconiliation for details.

(4) Excludes accelerated depreciation and amortization expense included in Other charges and Other adjustments above.

20

21 Adjusted Earnings (Loss) Per Share - Reconciliation of a Non- U.S. GAAP Measure - Unaudited per share per share per share per share Earnings (loss) from continuing operations 141 0.88 (167) (1.05) 193 1.21 376 2.35 Deduct: Income tax (provision) benefit (77) 96 73 55 Earnings (loss) from continuing operations before tax 218 (263) 120 321 Other charges and other adjustments (1) 8 398 32 455 Refinancing - related expenses — 8 — 8 Adjusted earnings (loss) from continuing operations before tax 226 143 152 784 Income tax (provision) benefit on adjusted earnings (2) (43) (24) (26) (133) Noncontrolling interests — — — — Adjusted earnings (loss) from continuing operations 183 1.14 119 0.74 126 0.79 651 4.07 Weighted average shares outstanding 159.7 159.5 156.5 158.3 Dilutive stock options 0.2 0.2 1.9 0.9 Dilutive restricted stock units 0.3 0.5 0.7 0.6 Total diluted shares 160.2 160.2 159.1 159.8 ____________________ December 31, 2012 Year Ended (In $ millions, except per share data) Three Months Ended March 31, December 31, March 31, 2013 2012 2012 Diluted shares (in millions) (3) As Adjusted (3) Potentially dilutive shares are included in the adjusted earnings per share calculation when adjusted earnings are positive. (1) See Other charges and Other adjustments reconciliation for details. (2) The adjuste effective tax rate is 19% for t three m ths ended March 31, 2013 and 17% for the three months ended March 31, 2012 and December 31, 2012 and for the year ended December 31, 2012.

Other Charges and Other Adjustments - Reconciliation of a Non-U.S. GAAP Measure - Unaudited

Celanese

Other Charges (Gains), net:

	Three Months Ended				Year Ended December 31,			
	March 31, 2013	December 31, 2012	March 31, 2012	LTM [1] 2013	2012	2011	2010	2009
				(In $ millions)				
Employee termination benefits	2	4	—	8	6	22	32	105
Kelsterbach plant relocation	2	2	—	9	7	47	26	16
Plumbing actions	—	(1)	—	(5)	(5)	(6)	(59)	(10)
Insurance recoveries	—	—	—	—	—	—	(18)	(6)
Asset impairments	—	8	—	8	8	1	74	14
Plant/office closures	—	—	—	—	—	—	4	17
Commercial disputes	—	—	—	(2)	(2)	(15)	(13)	—
Other	—	—	—	—	—	(1)	—	—
Total	4	13	—	18	14	48	46	136

Other Adjustments: [2]

	Three Months Ended				Year Ended December 31,				
	March 31, 2013	December 31, 2012 As Adjusted	March 31, 2012	LTM [1] 2013	2012	2011 As Adjusted	2010	2009	Income Statement Classification
				(In $ millions)					
Business optimization	—	1	5	4	9	8	16	7	Cost of Sales / SG&A
Kelsterbach plant relocation	—	10	3	11	14	8	(13)	—	Cost of sales
Plant closures	1	5	4	18	21	18	17	25	Cost of sales / SG&A
Contract termination	—	—	—	—	—	—	22	—	Cost of sales
(Gain) on sale of PVOH business	—	—	—	—	—	—	—	(34)	(Gain) loss on disposition
(Gain) loss on disposition of assets	—	—	—	1	1	(1)	(10)	—	(Gain) loss on disposition
Write-off of other productive assets	—	—	—	—	—	(1)	18	—	Cost of sales
Commercial disputes	—	—	—	—	—	8	—	—	Cost of sales / SG&A
Acetate production interruption costs	—	—	10	—	10	—	—	—	Cost of sales
InfraServ Hoechst debt restructuring	—	(22)	—	(22)	(22)	—	—	—	Equity in net (earnings) loss of affiliates
Actuarial loss on pension and postretirement plans	—	389	—	389	389	306	84	104	Cost of sales / SG&A / R&D
Other	3	2	10	12	19	11	17	(17)	Various
Total	4	385	32	413	441	357	151	85	
Total other charges and other adjustments	8	398	32	431	455	405	197	221	

(1) Last twelve months as of March 31, 2013.

(2) These items are included in net earnings but not included in Other charges (gains), net.

22

23 Adjusted Free Cash Flow - Reconciliation of a Non-U.S. GAAP Measure - Unaudited 2013 2012 Net cash provided by operating activities 147 215 Adjustments to operating cash for discontinued operations (1) — Net cash provided by operating activities from continuing operations 146 215 Capital expenditures (74) (106) Cash flow adjustments (1) (8) 3 Adjusted free cash flow 64 112 ____________________ (1) Amounts primarily associated with Kelsterbach plant related cash expenses, and purchases of other productive assets that are classified as 'investing activities' for U.S. GAAP purposes. Three Months Ended (In $ millions) March 31,

24 Net Debt - Reconciliation of a Non-U.S. GAAP Measure - Unaudited LTM (1) March 31, 2013 2012 2011 2010 2009 Short-term borrowings and current installments of long-term debt - third party and affiliates 112 168 144 228 242 Long-term debt 2,959 2,930 2,873 2,990 3,259 Total debt 3,071 3,098 3,017 3,218 3,501 Less: cash and cash equivalents 978 959 682 740 1,254 Net debt 2,093 2,139 2,335 2,478 2,247 Operating EBITDA 1,339 1,262 1,380 1,101 815 Net debt / Operating EBITDA 1.6 1.7 1.7 2.3 2.8 ____________________ (1) Last twelve months as of March 31, 2013. Year Ended December 31,